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EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

SCBT (Columbia, South Carolina)
SCBT Capital Trust I
SCBT Capital Trust II
SCBT Capital Trust III
TSB Statutory Trust I
SAVB Capital Trust I
SAVB Capital Trust II
FFCH Capital Trust I

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  EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT